UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 12, 2006, Maxygen, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Dr. Balkrishan (Simba) Gill, the former President of the Company, pursuant to which Dr. Gill will provide certain consulting and advisory services to the Company. The Agreement expires on December 31, 2007, unless earlier terminated in accordance with its terms.

In exchange for such consulting services, Dr. Gill will receive consulting fees in the aggregate amount of up to $75,000. In addition, during the term of the Agreement, certain options to purchase Company common stock that were granted to Dr. Gill during his employment with the Company, and were fully vested as of December 31, 2005, will continue to be exercisable in accordance with the terms of the applicable option grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: January 17, 2006	By:	/S/ MICHAEL S. RABSON
Michael S. Rabson
Senior Vice President